THE FIFTH THIRD BANK AUTO TRUST 1996-B
          6.45% ASSET BACKED CERTIFICATES, CLASS A
          6.70% ASSET BACKED CERTIFICATES, CLASS B

                    THE FIFTH THIRD BANK
                    (Seller and Servicer)

                   UNDERWRITING AGREEMENT

                                          September 18, 1996

J.P. Morgan Securities Inc.
As Representative of the
Underwriters Listed in Schedule I
(the "Representative")
60 Wall Street
New York, New York  10260-0060

Ladies/Gentlemen:

     The Fifth Third Bank, a banking corporation organized under the laws of the State of Ohio (in its individual capacity or as Seller or Servicer under the Pooling and Servicing Agreement (as hereinafter defined) ("Bank")) and a wholly-owned subsidiary of Fifth Third Bancorp, an Ohio corporation ("Bancorp"), proposes to sell to the Underwriters listed on
Schedule I hereto ("Underwriters") $367,843,000.00 aggregate principal amount of 6.45% Asset Backed Certificates, Class A (the "Class A Certificates") and $18,892,000.00 aggregate principal amount of 6.70% Asset Backed Certificates, Class B (the "Class B Certificates" and together with Class A Certificates, the "Certificates") as set forth in Section 1 hereof. The Certificates are issued by the Fifth Third Bank Auto Trust 1996-B ("Trust"). Each Certificate will represent a fractional undivided interest in the Trust. The assets of the Trust include, among other things, a pool of fixed rate retail motor vehicle loans secured by new and used automobiles and light duty trucks (the "Receivables") and certain monies received under the Receivables after August 30, 1996 (the "Cutoff Date"), such Receivables to be sold to the Trust by Bank and to be serviced for the Trust by Servicer. The Class A Certificates and Class B Certificates will be issued in an aggregate principal amount of $383,843,909.89 and $28,892,000.00 respectively, which is approximately equal to 93% and 7% of the aggregate principal balance of the Receivables as of the Cutoff Date. $16,000,000.00 aggregate principal amount of the Class A Certificates and $10,000,000.00 aggregate principal amount of the Class B Certificates will be sold by Bank directly, and $909.89 aggregate principal amount of the Class A Certificates will initially be retained by Bank. Payments in respect of the Class B Certificates are, to the extent specified in the Pooling Agreement, subordinated to the rights of the holders of the Class A Certificates. The Certificates will be issued pursuant to a Pooling and Servicing Agreement, dated as of September 25, 1996 (the "Pooling Agreement"), among Bank, as seller (in such capacity, "Seller") and as servicer (in such capacity, "Servicer") and in its individual capacity, and Harris Trust and Savings Bank, an Illinois banking corporation, as trustee ("Trustee").

     Bank has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations of the Commission thereunder (the "Rules and Regulations"), a registration statement, including a prospectus and prospectus supplement, relating to the Certificates. The registration statement, as amended at the time it became effective, including information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, is referred to in this Agreement as the "Registration Statement," and the final form of prospectus (the "Basic Prospectus") and the final form of the prospectus supplement to the Basic Prospectus describing the Certificates and offering thereof (the "Prospectus Supplement") filed in accordance with Rule 424(b) are referred to collectively in this Agreement as the "Prospectus".

     The terms which follow, when used in this Agreement, shall have the meanings indicated. "Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Rule 424" and "Rule 430A" refer to such rules under the Act. "Basic Documents" shall mean the Master Assignment Agreement dated as of March 26, 1996 among each Affiliate Bank and Bank (the "Master Assignment Agreement"), the Affiliate Bank Security Agreement, the Pooling Agreement, this Agreement, the Certificates, and the Certificate Depository Agreement. To the extent not defined herein, capitalized terms used herein have the meanings assigned to such terms in the Pooling Agreement.

     Bank agrees with Underwriters as follows:

     1. Bank agrees to sell and deliver the Certificates to Underwriters as hereinafter provided, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase severally, and not jointly, from Bank, the respective aggregate principal amount of Class A Certificates and the Class B Certificates set forth opposite such Underwriter's name in Schedule I hereto. Bank will offer $16,000,000.00 aggregate principal amount of the Class A Certificates and $10,000,000.00 aggregate principal amount of the Class B Certificates. The Class A Certificates and the Class B Certificates are to be purchased by Underwriters at the respective purchase price of 99.7359375% and 99.6546875% of the aggregate principal amount thereof plus, in each case, accrued interest, if any, on the principal amount thereof at the Class A Certificate Rate or Class B Certificate Rate, as applicable calculated from (but excluding) September 15, 1996 to (and including) the Closing Date.

     2. Bank understands that Underwriters intend (i) to make a public offering of the Certificates purchased by the Underwriters hereunder as soon after this Agreement has become effective as in the judgment of Bank and the Representative is advisable and (ii) initially to offer the Certificates purchased by the Underwriters hereunder upon the terms set forth in the Prospectus.

     3. Payment for the Certificates purchased by the Underwriters hereunder shall be made to Bank or to its order by wire transfer of same day funds at the office of Mayer, Brown & Platt at 9:00 A.M. Chicago time on September 25, 1996 or at such other time on the same or such other date, not later than the fifth Business Day thereafter, as the Representative and Bank may agree upon in writing (the "Closing Date"). As used herein, the term "Business Day" means any day other than a day on which banks generally are permitted or required to be closed in New York, New York or Cincinnati, Ohio.

     Payment for the Certificates purchased by the Underwriters hereunder shall be made against delivery to the Representative for the respective accounts of the Underwriters on the Closing Date of such Certificates in definitive form registered in the name of Cede & Co. as nominee of The Depositary Trust Company and in such denominations, as permitted by the Pooling Agreement, as the Representative shall request in writing not later than two full Business Days prior to the Closing Date, with any transfer taxes payable in connection with the transfer to Underwriters of the Certificates duly paid by Bank. Bank shall make such definitive certificates representing the Certificates available for inspection by the Representative at the office of J.P. Morgan Securities, Inc., 60 Wall Street, New York, New York 10260-0060 not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date.

     4. Bank represents and warrants to and agrees with each Underwriter that:

           (a) The Registration Statement on Form S-3 (No. 333-856), including the Prospectus and such amendments thereto as may have been required on or prior to the date hereof, relating to the Certificates, has been filed with the Commission and such Registration Statement as amended has become effective.

           (b) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of Bank, threatened by the Commission, and on the Effective Date of the Registration Statement, the Registration Statement and the Prospectus conformed in all material respects to the requirements of the Act and the Rules and Regulations, and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and on the Closing Date the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished to Bank in writing by any Underwriter expressly for use therein. Bank hereby agrees with Underwriters that, for all purposes of this Agreement, the only information furnished to Bank by the Underwriters through the Representative expressly for use in the Registration Statement, the Prospectus, or any amendment or supplement thereto, are the statements with respect to the terms of the offering in the sentence preceding the sentence regarding the expected delivery date on the cover page of, the statements with respect to stabilizing transactions in secondary markets in the Certificates on the third page of, and the statements (other than the first two sentences which follow the table) under the caption "Underwriting" in, the Prospectus Supplement.

           (c) The computer tape with respect to the Receivables to be sold to the Trust created as of the Cutoff Date, and made available to the Representative by Bank, was complete and accurate in all material respects as of the date thereof.

           (d) Bank has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Ohio, with power and authority to own its properties and conduct its business and had at all relevant times, and has, full power, authority and legal right to acquire, own, sell and service the Receivables and the other Trust Property to establish the Trust and to sell the Certificates as contemplated by this Agreement and the Pooling Agreement. Bank has the power, authority and legal right to execute, deliver and perform this Agreement and the Basic Documents and to carry out their respective terms and to sell and assign the property to be sold and assigned to and deposited with the Trustee as the Trust Property.

           (e) The Certificates have been duly authorized, and, when issued and delivered pursuant to the Pooling Agreement and duly authenticated by Trustee, will be duly and validly issued, authenticated and delivered and entitled to the benefits provided by the Pooling Agreement. The execution, delivery and performance by Bank of each of this Agreement and the Basic Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by Bank by all necessary corporate action. This Agreement and the Basic Documents to which Bank is a party have been duly executed and delivered by Bank and, when executed and delivered by Bank and the other parties thereto, each of this Agreement and such Basic Documents will constitute a legal, valid and binding obligation of Bank, enforceable against Bank in accordance with its respective terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership, liquidation and other similar laws affecting enforcement of the rights of creditors of state banks generally and to equitable limitations on the availability of specific remedies. The Certificates, this Agreement and the Basic Documents each conforms to the descriptions thereof in the Prospectus in all material respects.

           (f) No consent, approval, authorization, license or other order or action of, or filing or registration with, any court or governmental authority, bureau or agency is required in connection with the execution, delivery or performance by Bank of this Agreement or any of the Basic Documents to which Bank is a party or the consummation of the transactions contemplated hereby or thereby except such as have been obtained and made under the Act and the Rules and Regulations or state securities laws and any filings of UCC financing statements.

           (g) Bank is not in violation of its articles of incorporation or code or regulations or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any agreement or instrument to which it is a party or by which it is bound which violation or default would have a material adverse effect on the transactions contemplated herein or in the Pooling Agreement. The execution, delivery and performance by Bank of this Agreement and the Basic Documents to which Bank is a party, the consummation of the transactions contemplated hereby and thereby and the compliance with the terms and provisions hereof and thereof will not conflict with or result in a material breach or violation of any of the terms and provisions of, constitute (with or without notice or lapse of time or both) a material default under or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of, (A) the articles of incorporation or code of regulations of Bank, (B) any indenture, contract, lease, mortgage, deed of trust or other instrument or agreement to which Bank is a party or by which Bank is bound, or (C) any law, order, rule or regulation applicable to Bank of any regulatory body, any court, administrative agency or other governmental instrumentality having jurisdiction over Bank.

           (h) There are no proceedings or investigations pending, or, to the knowledge of Bank, threatened, to which Bank is a party before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (i) that are required to be disclosed in the Registration Statement or the Prospectus, (ii) asserting the invalidity of this Agreement or any of the Basic Documents, (iii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, (iv) seeking any determination or ruling that might materially and adversely affect the performance by Bank of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents, (v) that may adversely affect the federal or state income, excise, franchise or similar tax attributes of the Certificates, or (vi) which, if determined adversely to Bank, could individually or in the aggregate reasonably be expected to materially adversely affect the interests of the holders of the Certificates or the marketability of the Certificates.

           (i) There are no contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required.

           (j) The representations and warranties of Bank contained in the Basic Documents are true and correct in all material respects.

           (k) By assignment and delivery of each of the Receivables to the Trust as of the Closing Date, Bank will transfer title in the Receivables to the Trust, subject to no prior or equal Lien (other than Liens under the Basic Documents).

           (l) Deloitte & Touche LLP are independent public accountants with respect to Bank within the meaning of the Act and the Rules and Regulations.

     5.  Bank covenants and agrees with Underwriters that:

           (a) Prior to the termination of the offering of the Certificates, Bank will not file or cause to be filed any amendment of the Registration Statement or the Prospectus Supplement (x) without first furnishing to the Representative a copy of the proposed amendment or Prospectus Supplement and giving the Representative a reasonable opportunity to review the same or (y) to which the Representative reasonably objects. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), Bank will cause the Prospectus, properly completed, to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to Underwriters of such timely filing. Bank will promptly advise Underwriters (i) when the Prospectus shall have been filed with the Commission pursuant to Rule 424(b), (ii) when any amendment to the Registration Statement shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (iv) of the receipt by Bank of notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose and (v) of the receipt by Bank of notification with respect to the suspension of the qualification of the Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. Bank will use its reasonable efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof. The consent of the Representative to any amendment or supplement to the Registration Statement or Prospectus shall not be deemed a waiver of any condition set forth in Section 7 hereof.

           (b) Bank will deliver, at its expense, to the Representative, two signed copies of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits, and, during the period mentioned in paragraph (e) below, to each Underwriter as many copies of the Prospectus (including all amendments and supplements thereto) as the Representative may reasonably request. Bank will furnish or cause to be furnished to the Representative copies of all reports on Form SR required by Rule 463 under the Act.

           (c) If during such period of time after the first date of the public offering of the Certificates as in the opinion of counsel for Underwriters a prospectus relating to the Certificates is required by law to be delivered in connection with sales by an Underwriter or a dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or it is necessary to amend or supplement the Prospectus to comply with applicable law, Bank will forthwith prepare and furnish, at the expense of Bank, to Underwriters and to the dealers (whose names and addresses the Representative will furnish to Bank) to which Certificates may have been sold by the Representative on behalf of Underwriters and upon request by the Representative to any other dealers identified by the Representative, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with applicable law.

           (d) Bank will endeavor to qualify the Certificates for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualification in effect so long as reasonably required for distribution of the Certificates and will pay all reasonable fees and expenses (including fees and disbursements of counsel to the Representative) incurred in connection with such qualification and in connection with the determination of the eligibility of the Certificates for investment under the laws of such jurisdictions as the Representative may designate; provided, that Bank shall not be obligated to qualify to do business in any jurisdiction in which it is not currently so qualified; and provided further that Bank shall not be required to file a general consent to service of process in any jurisdiction.

           (e) On or before April 1, 1997, Bank will cause the Trust to make generally available to Certificateholders and to the Representative all financial information required to be sent to Certificateholders pursuant to the Pooling Agreement.

           (f) For the period from the date of this Agreement until the retirement of all of the Certificates, Servicer will furnish to the Representative (i) copies of each Servicer's Report and the annual statements of compliance delivered to the Trustee pursuant to Article III of the Pooling Agreement and the annual independent certified public accountant's servicing reports furnished to Trustee pursuant to
     Article III of the Pooling Agreement, by first-class mail at the same time such statements and reports are furnished to the Trustee, (ii) copies of each amendment to any of the Basic Documents, (iii) copies of all other reports and communications to any Certificateholders or Certificate Owners, or to or from the Trustee, the Clearing Agency, any Rating Agency or the Commission relating to the Trust or the Certificates, (iv) copies of each Opinion of Counsel and Officer's Certificate delivered pursuant to the Pooling Agreement, as soon as available, and (v) from time to time, such other information concerning the Trust or Bank as the Representative may reasonably request.

           (g) If required, Bank will register the Certificates pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to April 29, 1997.

           (h) To the extent, if any, that the ratings provided with respect to the Certificates by the Rating Agencies are conditional upon the furnishing of documents or the taking of any other action by Bank, Bank shall furnish such documents and use reasonable efforts to take any such other action.

     6. Bank will pay all costs and expenses incident to the performance of its obligations under this Agreement, including, without limiting the generality of the foregoing, all costs and expenses (i) incident to the preparation, issuance, execution, authentication and delivery of the Certificates, (ii) incident to the preparation, printing (or otherwise reproducing), filing and delivery under the Act of the Registration Statement, the Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Certificates under the laws of such jurisdictions as the Representative may designate (including fees and disbursements of counsel for Underwriters with respect thereto, (iv) related to any filing with the National Association of Securities Dealers, Inc., (v) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Basic Documents and any Blue Sky Memorandum and the furnishing to Underwriters and dealers of copies of the Registration Statement, any preliminary prospectus and the Prospectus (including exhibits, amendments and supplements thereto) as herein provided, (vi) the fees and disbursements of Bank's counsel and accountants, (vii) any fees and expenses payable to the Clearing Agency,
(viii) any fees and expenses payable to the Rating Agencies in connection with the rating of the Certificates and (ix) any fees and expenses of Trustee.

     7. The obligations of Underwriters to purchase and pay for the Certificates will be subject to the accuracy of the representations and warranties on the part of Bank herein, to the accuracy of the statements of officers of Bank made in any writing delivered at the closing pursuant to the provisions hereof, to the performance by Bank of its obligations hereunder and to the following additional conditions precedent:

           (a) At each of the time this Agreement is executed and delivered by Bank and at the Closing Date, Deloitte & Touche LLP shall have furnished to the Representative letters dated, respectively, as of the date of this Agreement and as of the Closing Date, substantially in the forms of the drafts to which the Representative previously agreed and otherwise in form and substance satisfactory to the Representative.

           (b) The form of prospectus used to confirm sales of Certificates shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the Rules and Regulations and in accordance with Section 5(a) of this Agreement; no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or, to the knowledge of Bank, contemplated by the Commission; and all requests for additional information from the Commission with respect to the Registration Statement shall have been complied with to the reasonable satisfaction of the Representative.

           (c) The Representative shall have received an officer's certificate, dated the Closing Date, signed by any Vice President or more senior officer of Bank, individually and as Servicer, representing and warranting that, as of the Closing Date, the representations and warranties of Bank or Servicer, as applicable, in this Agreement and the Basic Documents are true and correct, that Bank or Servicer, as applicable, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder or under the Basic Documents at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of such officer's knowledge, contemplated by the Commission, and that since December 31, 1995, there has been no material adverse change, or any development involving a prospective material adverse change, in or affecting particularly Seller's portfolio of Motor Vehicle Loans or the business or properties of the Trust, Bancorp, Bank or any Affiliate of Bank (each, an "Affiliate Bank") selling Receivables to Bank pursuant to the Master Assignment Agreement.

           (d) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any material adverse change, or any development involving a prospective material adverse change, in or affecting the affairs, business, operations, financial condition, prospects or properties of the Trust, Bancorp, Bank or any Affiliate Bank which, in the reasonable judgment of the Representative, materially impairs the investment quality of the Certificates or makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Certificates, (ii) any downgrading in the rating of any rated debt securities of Bank or any Affiliate Bank or any of Bank's direct or indirect subsidiaries by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any such debt securities (other than an announcement with no implication of a possible downgrading, of such rating).

           (e)  The Representative shall have received an opinion of Fred
     L. Darlington, Esq., Counsel of Bank, addressed to the Representative and the Trustee, dated the Closing Date and satisfactory in form and substance to the Representative and its counsel, to the effect that:

                (i) Each Affiliate Bank and Bank is a "bank" as such term is defined in Title 12 U.S.C. Section 371c(b)(5).

                (ii) Each of Bank and each Affiliate Bank has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization with corporate power and authority to own its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under the Basic Documents to which it is a party and has obtained all necessary licenses and approvals in each jurisdiction in which failure to qualify or to obtain such license or approval would render any Receivable unenforceable by Bank or the Trustee.

                (iii) The execution, delivery and performance by each of Bank and each Affiliate Bank of the Basic Documents to which such Person is a party and the consummation of the transactions contemplated thereby, will not conflict with, or result in a breach, violation or acceleration of, or constitute a default under, the articles of incorporation or code of regulations or similar documents of such Person, or any material agreement or instrument known to such counsel to which such member is a party or by which such member is bound or to which any of the properties of such member is subject.

                (iv) The execution, delivery and performance by Bank and each Affiliate Bank of the Basic Documents to which such Person is a party and the consummation of the transactions contemplated thereby, will not violate any statute, rule or regulation or, to such counsel's knowledge, any order of any governmental agency or body or any court having jurisdiction over such Person or any of their respective properties.

                (v) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation by Bank and each Affiliate Bank of the transactions contemplated by the Basic Documents, except such as are required and have been obtained and made under the Securities Act, such as may be required under state securities laws and any financing statement filings that are being made to perfect sales or security interests in connection with such transactions (it being understood that this opinion will be given only with respect to such consents, approvals, authorizations, orders and filings that, in such counsel's experience, are customarily applicable in transactions of the type contemplated by the Basic Documents).

                (vi) The Basic Documents to which each of Bank and each Affiliate Bank is a party have been duly authorized, executed and delivered by such Person and the Master Assignment Agreement and the Affiliate Bank Security Agreement are legal, valid and binding obligations of each Affiliate Bank, enforceable against such Affiliate Bank in accordance with their terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or the rights of creditors of institutions the deposits of which are insured by the Federal Deposit Insurance Corporation (the "FDIC") and to the effect of general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

                (vii) The Receivables of each Affiliate Bank and Bank are chattel paper as defined in the UCC.

                (viii) Assuming that the standard procedures of each Affiliate Bank and Bank with respect to the perfection of a security interest in new or used automobiles or light duty trucks financed by such Affiliate Bank or Bank pursuant to note and security agreements in the ordinary course of business of such Affiliate Bank or Bank, as applicable, have been followed with respect to the perfection of security interests in the Financed Vehicles, such Affiliate Bank and Bank, as applicable, have acquired or will acquire a perfected security interest in the Financed Vehicles.

                (ix) The transfer of the Receivables from each Affiliate Bank to Bank either (x) is a true sale of the Receivables to Bank such that in the event of an appointment of a conservator or receiver of such Affiliate Bank the Receivables and proceeds thereof would not constitute assets of such Affiliate Bank or
           (y) creates a valid and enforceable security interest in the Receivables in favor of Bank.

                (x) If a court concludes that the transfer of the Receivables from each Affiliate Bank to Bank is a sale pursuant to the Master Assignment Agreement, the interest of Bank in the Receivables, the security interests in the Financed Vehicles securing the Receivables and the proceeds of each of the foregoing will be perfected upon the filing of a UCC financing statement with the Secretary of State of the State of Ohio and appropriate county filing office and (subject only to the Lien under the Affiliate Security Agreement) will constitute a first priority perfected interest therein. If a court concludes that the transfer of Receivables from each Affiliate Bank to Bank is not a sale, the Master Assignment Agreement constitutes a grant by such Affiliate Bank to Bank of a valid security interest in the Receivables, the security interests in the Financed Vehicles securing the Receivables and the proceeds of each of the foregoing, which security interest will be perfected upon the filing of the UCC financing statement with the Secretary of State of the State of Ohio and appropriate county filing office and (subject only to the Liens under the Basic Documents) will constitute a first priority perfected security interest therein. No filing or other action, other than the filing of the UCC financing statement with the Secretary of State of the State of Ohio and appropriate county filing office, is necessary to perfect and maintain the interest or the security interest of Bank in the Receivables, the security interests in the Financed Vehicles securing the Receivables and the proceeds of each of the foregoing against third parties.

                (xi) The Affiliate Bank Security Agreement to which each Affiliate Bank is a party constitutes a grant by such Affiliate Bank to the Trustee of a valid security interest in the Receivables, the security interests in the Financed Vehicles securing the Receivables and the proceeds of each of the foregoing, which security interest will be perfected upon the filing of the UCC financing statement with each of the filing offices listed on Schedule I and (subject only to the Lien under the Master Assignment Agreement) will constitute a first priority perfected security interest therein. No filing or other action, other than the filing of the UCC financing statement with each of the filing offices listed on Schedule I, is necessary to perfect and maintain the interest or the security interest of the Trustee in the Receivables, the security interests in the Financed Vehicles securing the Receivables and the proceeds of each of the foregoing against third parties.

                (xii) The statements in the Basic Prospectus under the headings "Summary of Terms--Certain Legal Aspects of the Receivables; Repurchase Obligations," "Risk Factors--Certain Legal Aspects" to the extent they constitute matters of Ohio law or legal conclusions with respect thereto, are correct in all material respects.

                (xiii) Such counsel has examined various documents and participated in conferences with representatives of Bank, its counsel and its accountants and with representatives of Underwriters, at which time the contents of the Registration Statement and the Prospectus and related matters were discussed. However, except as specifically noted above, such counsel need not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus. Subject to the foregoing, such counsel shall advise that no facts have come to his attention that cause him to believe that the Registration Statement or the Prospectus, at the Closing Date, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make (x) the statements in the Registration Statement (insofar as such statements relate to the Affiliate Banks, the Bank and matters related to the motor vehicle loan business of the Affiliate Banks and Bank) not misleading and (y) the statements in the Prospectus (insofar as such statements relate to the Affiliate Banks, the Bank and matters related to the motor vehicle loan business of the Affiliate Banks and Bank) not misleading in the light of the circumstances under which they were made (in each case except for the financial statements and related schedules or other financial or statistical data included or incorporated by reference therein, as to which such counsel will not be called upon to express a belief).

                (xiv) There are no actions, proceedings or investigations pending or, to the best of such counsel's knowledge, threatened before any court, administrative agency, or other tribunal (1) asserting the invalidity of any of the Basic Documents, (2) seeking to prevent the consummation of any of the transactions contemplated by any of the Basic Documents or the execution and delivery thereof, or (3) that could reasonably be expected to materially and adversely affect the performance by any Affiliate Bank or Bank, as applicable, of its obligations under, or the validity or enforceability of, any of the Basic Documents.

                (xi) To the best of such counsel's knowledge, there are no contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required.

     Such counsel shall also opine as to such other matters as the Representative may reasonably request.

           (f) The Representative shall have received an opinion or opinions of Mayer, Brown & Platt, counsel to Bank and the Representative addressed to the Representative and Bank, dated the Closing Date and satisfactory in form and substance to the Representative, Bank and their respective counsel, to the effect that:

                (i) When duly executed and delivered by Bank, the Basic Documents to which Bank is a party are legal, valid and binding obligations of Bank, enforceable against Bank in accordance with their terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally or the rights of creditors of institutions the deposits of which are insured by the FDIC and to the effect of general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

                (ii) When the Certificates have been duly executed, authenticated and delivered by the Trustee in accordance with the Pooling Agreement and delivered and paid for pursuant to this Agreement, the Certificates will be legally issued, fully paid and non-assessable and entitled to the benefits of the Pooling Agreement, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and to the effect of general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

                (iii) The Affiliate Bank Security Agreement constitutes a grant by each Affiliate Bank to the Trust of a valid security interest in the Affiliate Receivables Assets of such Affiliate Bank.

                (iv) With respect to each Affiliate Bank with its chief executive office located in the States of Ohio, Indiana or Kentucky, the security interest in its Receivables, the security interests in the Financed Vehicles securing the Receivables and the proceeds of each of the foregoing (the "Affiliate Receivables Assets") granted by such Affiliate Bank to the Trustee pursuant to the Affiliate Security Agreement will be perfected upon the filing of a UCC financing statement with the applicable filing offices of the Secretary of State of the State of Ohio and any local filing office, the Secretary of State of the State of Indiana and the Secretary of State of the State of Kentucky and, based solely upon on our review of the Affiliate Bank Lien Search Reports, will constitute a perfected security interest prior to any other security interest that may be perfected solely by the filing of a financing statement under the Uniform Commercial Code in effect in the states of Ohio, Indiana and Kentucky. Based solely upon the Affiliate Bank Lien Search Reports, no filing or other action, other than the filing of the UCC financing statement with the Secretary of State of the State of Ohio and any local filing office and the Secretary of State of the State of Indiana and the Secretary of State of the State of Kentucky, is necessary to perfect and maintain the interest or the security interest of Bank in the Receivables, the security interests in the Financed Vehicles securing the Receivables and the proceeds of each of the foregoing against third parties.

                (v) With respect to each Affiliate Bank with its chief executive office located in the States of Indiana or Kentucky, the right, title and interest of the Bank in the Receivables Assets acquired under the Master Assignment Agreement will be perfected upon the filing of a UCC financing statement with the applicable filing offices of the Secretary of State of the State of Ohio and any local filing office and Secretary of State of the State of Indiana and the Secretary of State of the State of Kentucky and, based solely upon on our review of the Affiliate Bank Lien Search Reports, will constitute a perfected security interest prior to any other security interest that may be perfected solely by the filing of a financing statement under the Uniform Commercial Code in effect in the states of Ohio, Indiana and Kentucky. Based solely upon the Affiliate Bank Lien Search Reports, no filing or other action, other than the filing of the UCC financing statement with the Secretary of State of the State of Ohio and any local filing office and the Secretary of State of the State of Indiana and the Secretary of State of the State of Kentucky, is necessary to perfect and maintain the interest or the security interest of Bank in the Receivables, the security interests in the Financed Vehicles securing the Receivables and the proceeds of each of the foregoing against third parties.

                (vi) In the event that the FDIC were to be appointed as conservator or receiver for any Affiliate Bank pursuant to
           Section 11(c) of the Federal Deposit Insurance Act, as amended (the "FDIA"), the security interest granted by such Affiliate Bank to Trustee pursuant to the Affiliate Bank Security Agreement would be enforceable against such Affiliate Bank notwithstanding the appointment of the FDIC as conservator or receiver for such Affiliate.

                (vii) The transfer of the Receivables from Bank to the Trustee pursuant to the Pooling Agreement is either (x) a true sale of the Receivables to the Trustee such that in the event of an appointment of a conservator or receiver of Bank the Receivables and proceeds thereof would not constitute assets of Bank or (y) creates a valid and enforceable security interest in the Receivables in favor of the Trust.

                (viii) In the event that the FDIC were to be appointed as conservator or receiver for Bank pursuant to Section 11(c) of the FDIA, and a court were to recharacterize the transfer to Trustee pursuant to the Pooling Agreement of Bank's right, title, and interest in and to the Receivables and other Trust Property as a borrowing secured by a security interest of Trustee in such assets for the benefit of Holders, rather than as an absolute sale of such assets by Bank to the Trust, such security interest would be enforceable against Bank notwithstanding the appointment of the FDIC as conservator or receiver for Bank.

                (ix) For New York and Illinois income and franchise tax purposes, the Trust will not be classified as a separate entity subject to taxation, and, accordingly, will not be subject to tax in such states.

                (x) Certificateholders who are not residents of or domiciled in or that would not otherwise be subject to tax in New York and Illinois will not be subject to New York and Illinois income or franchise taxes with respect to interest or other amounts received from the Certificates or with respect to any of the Receivables.

                (xi) The Trust created by the Pooling Agreement will not be classified as an association taxable as a corporation for federal income tax purposes and, instead, under subpart E, part I of subchapter J of the Internal Revenue Code of 1986, as amended, the Trust will be treated as a grantor trust and, subject to possible recharacterization of certain fees or payments paid by the Trust to the Bank or the Servicer, each Certificateholder will be treated as the owner of an undivided pro rata interest in the income and corpus attributable to the Trust.

                (xii) The Reserve Account will not be treated as an association taxable as a corporation or other separate taxable entity for federal or applicable Illinois or New York state tax purposes; rather, the Bank will be treated as the owner of the Reserve Account and the funds therein for such purposes.

                (xiii) The Pooling Agreement is not required to be qualified under the Trust Indenture Act and the Trust is not required to be registered under the Investment Company Act of 1940, as amended.

                (xiv) The Registration Statement has become effective under the Act, any required filing of the Basic Prospectus, any preliminary Basic Prospectus, any preliminary Prospectus Supplement and the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b), and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act; and the Registration Statement and the Prospectus, and each amendment or supplement thereto, as of the Closing Date (in the case of the Registration Statement) and as of their respective issue dates (in the case of the Prospectus), complied as to form in all material respects with the requirements of the Act and the Rules and Regulations.

                (xv) The statements in the Basic Prospectus under the headings "Summary of Terms--Certain Legal Aspects of the Receivables; Repurchase Obligations," "Risk Factors--Certain Legal Aspects" to the extent they constitute matters of law or legal conclusions with respect thereto, are correct in all material respects.

                (xvi) The statements contained in the Basic Prospectus and the Prospectus Supplement under the headings "Description of the Certificates" and "Description of the Transfer and Servicing Agreements," insofar as such statements constitute a summary of the Certificates and the Pooling Agreement, fairly represent the matters referred to therein.

     The opinion of Mayer, Brown & Platt shall also state that such counsel has examined various documents and participated in conferences with representatives of Bank, its counsel and its accountants and with representatives of the Representative, at which time the contents of the Registration Statement and the Prospectus and related matters were discussed. However, except as specifically noted above, such counsel need not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus. Subject to the foregoing, such counsel shall advise that no facts have come to their attention that cause them to believe that the Registration Statement or the Prospectus, at the Closing Date, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make (x) the statements in the Registration Statement (insofar as such statements relate to a description of the Basic Documents and the transactions contemplated thereby) not misleading and (y) the statements in the Prospectus (insofar as such statements relate to a description of the Basic Documents and the transactions contemplated thereby) not misleading in the light of the circumstances under which they were made (in each case except for the financial statements and related schedules or other financial or statistical data included or incorporated by reference therein, as to which such counsel will not be called upon to express a belief).

     The opinion of Mayer, Brown & Platt shall also state that, in its capacity as Federal tax and ERISA counsel for Bank, the statements in the Basic Prospectus under the headings "Summary of Terms--Tax Status" (to the extent relating to Federal income tax consequences) and "Certain Federal Income Tax Consequences" and in the Prospectus Supplement under the headings "Summary of Terms--Tax Status" (to the extent relating to Federal income tax consequences) accurately describe the material Federal income tax consequences to holders of the Certificates, and the statements in the Basic Prospectus under the headings "Summary of Terms--ERISA Considerations" and "ERISA Considerations," and in the Prospectus Supplement under the headings "Summary of Terms--ERISA Considerations" and "ERISA Considerations" to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and accurately describe the material consequences to holders of the Certificates under ERISA.

     Such counsel shall also opine as to such other matters as the Representative may reasonably request.

     (g) The Representative shall have received an opinion or opinions of Squire, Sanders & Dempsey, Ohio counsel to Bank addressed to the
Representative and Bank, dated the Closing Date and satisfactory in form and substance to the Representative, Bank and their counsel, to the effect that:

                (i) If a court concludes that the transfer of the Receivables from Bank to the Trust is a sale, the interest of the Trust in the Receivables, the security interests in the Financed Vehicles securing the Receivables and the proceeds of each of the foregoing will be perfected upon the filing of a UCC financing statement with the Secretary of State of the State of Ohio and with Hamilton County and will constitute a first priority perfected interest therein.

                (ii) If a court concludes that the transfer of Receivables from Bank to the Trust is not a sale, the security interest granted by Bank to the Trust under the Pooling Agreement in the Receivables, the security interests in the Financed Vehicles securing the Receivables and the proceeds of each of the foregoing will be perfected upon the filing of UCC financing statements with the Secretary of State of Ohio and with Hamilton County and will constitute a first priority perfected security interest therein. No filing or other action, other than the filing of UCC financing statements with the Secretary of State of the State of Ohio and with Hamilton County referred to above, is necessary to perfect and maintain the interest or the security interest of the Trust in the Receivables, the security interests in the Financed Vehicles securing the Receivables and the proceeds of each of the foregoing against third parties.

                (iii) The Master Assignment Agreement is effective to assign the security interest of the Affiliate Bank party thereto in Financed Vehicles titled in Ohio to Bank notwithstanding the fact that the certificates of title relating to such Financed Vehicles will not be endorsed or otherwise amended to identify Bank as the new secured party.

                (iv) The Pooling Agreement is effective to assign Bank's security interest in Financed Vehicles titled in Ohio to the Trustee, notwithstanding the fact that the certificates of title relating to such Financed Vehicles will not be endorsed or otherwise amended to identify as the new secured party.

     Such counsel shall also opine as to such other matters as the Representative may reasonably request.

     (h) The Representative shall have received an opinion or opinions of Squire, Sanders & Dempsey, Ohio counsel to Bank addressed to the
Representative and Bank, dated the Closing Date and satisfactory in form and substance to the Representative, Bank and their counsel, to the effect that:

                (i) For purposes of the application of Ohio tax laws, the Trust will not be classified as a separate entity subject to taxation, and, accordingly, will not be subject to tax in Ohio.

                (ii) Certificateholders who are not residents of or domiciled in or that would not otherwise be subject to tax in Ohio will not be subject to Ohio income, franchise or other taxes with respect to interest or other amounts received from the Certificates or with respect to any of the Receivables.

                (iii) The Reserve Account will not be treated as an association taxable as a corporation or other separate taxable entity for Ohio state tax purposes; rather, the Bank will be treated as the owner of the Reserve Account and the funds therein for such purposes.

     Such counsel shall also opine as to such other matters as the Representative may reasonably request.

     (i) The Representative shall have received opinions addressed to the Representative and Bank of internal counsel to the Trustee and Seward & Kissell, special counsel to the Trustee, dated the Closing Date and satisfactory in form and substance to the Representative, Bank and their respective counsel, collectively to the effect that:

                (i) The Trustee is duly incorporated, validly existing in good standing as a banking corporation under the laws of the State of Illinois.

                (ii) The Trustee has power and authority to execute, deliver and perform the Pooling Agreement and to consummate the transactions contemplated thereby.

                (iii) The Pooling Agreement has been duly authorized, executed and delivered by the Trustee. Each of the Certificates has been duly authorized, executed and delivered by the Trustee, as trustee and authenticating agent.

                (iv) The Pooling Agreement constitutes a legal, valid and binding obligation of the Trustee, enforceable against the Trust in accordance with its respective terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or the rights of creditors of institutions the deposits of which are secured by the FDIC, and to the effect of general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

                (v) Neither the execution, delivery or performance by the Trustee of the Pooling Agreement nor the compliance with the terms and provisions thereof, nor the performance of its obligations thereunder, conflicts or results in a breach of or constitutes a default under any of the terms, conditions or provisions of any law, government rule or regulation of the United States or the State of Illinois or New York governing the banking or trust powers of the Trustee or the charter or bylaws of the Trustee or, to our knowledge, any order, writ, injunction or decree of any court or governmental authority against the Trustee or by which it or any of its properties is bound or, to our knowledge, any indenture, mortgage or contract or other agreement or instrument to which the Trustee is a party or by which it or any of its properties is bound, or results in the creation or imposition of any Lien, charge or encumbrance upon any of its properties pursuant to any agreement or instrument, except encumbrances and security interests contemplated by the Pooling Agreement.

                (vi) No authorizations, consents or approvals of, notice to or filing with, or the taking of any other action in respect of, any governmental authority or agency of the United States or the State of Delaware is required for the execution, delivery or performance by the Trustee of each of the Pooling Agreement and the Certificates.

                (vii) There are no actions, suits or proceedings pending or, to the best of our knowledge, threatened against the Trustee before any court, or by or before any federal, state, municipal or other governmental department, commission, board, bureau or governmental agency or instrumentality, or arbitrator which would, if adversely determined, affect in any material respect the consummation, validity or enforceability against the Trustee of any of the Pooling Agreement or the Certificates.

                (viii) If the Trustee were acting as Servicer under the Pooling Agreement as of the date of this Agreement, the Trustee would have the corporate power and authority to perform the obligations of Servicer as provided in the Pooling Agreement.

     Such counsel shall also opine as to such other matters as the Representative may reasonably request.

     (j) The Representative shall have received a letter or letters from each counsel delivering any written opinion to any Rating Agency in connection with the transaction described herein which is not otherwise described in this Agreement allowing Underwriters to rely on such opinion as if it were addressed to Underwriters.

     (k) The Class A Certificates shall have been rated in the highest investment rating category by Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), and the Class B Certificates shall have been rated "A" by S&P and "Baa1" by Moody's.

     (l) On the Closing Date, the representations and warranties of Bank in the Pooling Agreement will be true and correct in all material respects.

     (m) Any taxes, fees and other governmental charges which are due and payable in connection with the execution, delivery and performance of this Agreement and the Basic Documents shall have been paid by Bank at or prior to the Closing Date.

     (n) The Bank shall have made or caused to be made a deposit in the Reserve Account in the amount of the Reserve Account Initial Deposit.

     8. Bank agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses incurred in connection with investigating, preparing or defending any suit, action or proceeding or any claim asserted), caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if Bank shall have furnished such amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished to Bank in writing by any Underwriter through the Representative expressly for use therein; provided that the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any losses, claims or damages purchased Certificates if such untrue statement or omission or alleged untrue statement or omission made in such preliminary prospectus is eliminated or remedied in the Prospectus (as amended or supplemented if Bank shall have furnished any amendments or supplements thereto) and a copy of the Prospectus (as so amended or supplemented) shall not have been furnished to such person at or prior to the written confirmation of the sale of such Certificates to such person.

     Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless Bank, each director and officer of Bank who signed the Registration Statement and each person who controls Bank within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from Bank to each Underwriter, but only with reference to information furnished to Bank in writing by such Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary prospectus.

     If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for Underwriters and such control persons of Underwriters shall be designated in writing by the Representative and any such separate firm for Bank, its directors, its officers who sign the Registration Statement or control persons shall be designated in writing by Bank. The Indemnifying Person shall not be liable for any settlement of any claim or proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

     If the indemnification provided for in the first and second paragraphs of this Section 8 is unavailable to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by Bank on the one hand and Underwriters on the other hand from the offering of the Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of Bank on the one hand and Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by Bank on the one hand and Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by Bank and the total underwriting discounts and the commissions received by Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Certificates. The relative fault of Bank on the one hand and Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Bank or by any of the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     Bank and Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Certificates underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 8 are several in proportion to the respective aggregate principal amount of Certificates set forth opposite their names in Schedule I hereto, and not joint.

     The indemnity and contribution agreements contained in this Section 8 are in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

     The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of Bank set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of Bank, or any of their officers or directors or any other person controlling Bank and (iii) acceptance of and payment for any of the Certificates.

     9. Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of the Representative, by notice given to Bank, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, the New York Stock Exchange or the American Stock Exchange, or there shall have been any setting of minimum prices for trading on either such exchange; (ii) trading of any securities of or guaranteed by Fifth Third Bancorp or Bank shall have been suspended on any exchange or in any over-the-counter market;
(iii) a moratorium on commercial banking activities in New York or Ohio shall have been declared by either federal, New York or Ohio authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Representative is material and adverse and which, in the judgment of the Representative, makes it impracticable to market the Certificates on the terms and in the manner contemplated in the Prospectus.

     10. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

     11. If on the Closing Date (i) any Underwriter shall fail or refuse to purchase any Certificates which it has agreed to purchase hereunder on such date, (ii) such failure or refusal shall constitute a default in the performance of such Underwriter's obligations hereunder, and (iii) the aggregate principal amount of Certificates which such defaulting Underwriter agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Certificates to be purchased by Underwriters on such date, the other Underwriters shall be obligated to purchase the Certificates which such defaulting Underwriter agreed but failed or refused to purchase on such date in the respective proportions that the portion of the Certificates set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Certificates to be purchased by the remaining Underwriters. If on the Closing Date (i) any Underwriter shall fail or refuse to purchase Certificates which it has agreed to purchase hereunder on such date, (ii) such failure or refusal shall constitute a default in the performance of such Underwriter's obligations hereunder, (iii) the aggregate principal amount of Certificates with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Certificates to be purchased by the Underwriters on such date, and (iv) arrangements satisfactory to the non-defaulting Underwriters and the Bank for the purchase of such Certificates are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Bank. In any such case either the Representative or the Bank shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     12. If this Agreement shall be terminated by the Underwriters or any one of them because of any failure or refusal on the part of Bank to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason Bank shall be unable to perform its obligations under this Agreement or any condition precedent to Underwriters' obligations cannot be fulfilled, Bank agrees to reimburse the Underwriters severally, or such Underwriter which has so terminated this Agreement with respect to itself, for all out-of-pocket expenses (including the fees and expenses of their outside counsel) reasonably incurred by such Underwriter(s) in connection with this Agreement or the offering contemplated thereunder.

     13. Any action by Underwriters hereunder may be taken by the Representative alone on behalf of Underwriters, and any such action taken by the Representative alone shall be binding upon Underwriters. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, delivered by hand or transmitted by any standard form of telecommunication. Notices to Underwriters shall be given to the Representative, c/o J.P. Morgan Securities Inc., 60 Wall Street, New York, New York 10260 (Facsimile No.: 212-648-5909), Attention: Syndicate Desk. Notices to Bank shall be given to it at The Fifth Third Bank, 38 Fountain Square Plaza, Cincinnati, Ohio 45263, Attention: Fred Darlington.

     14. This Agreement shall inure to the benefit of and be binding upon Bank, Underwriters, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Certificates from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     15. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among Bank and Underwriters in accordance with its terms.

                           Very truly yours,

                           THE FIFTH THIRD BANK


                        By:___________________________________
                           Name:______________________________
                           Title:_____________________________

The foregoing Underwriting
Agreement is hereby confirmed
and accepted as of the date
first above written.

J.P. MORGAN SECURITIES INC.
As Representative of the Underwriters

By:______________________________
   Name: ________________________
   Title:________________________




                             SCHEDULE I

                            UNDERWRITERS


                              Aggregate Principal Amount
         Name               of Certificates to be Purchased
         ----               -------------------------------

                            Class A            Class B
                         Certificates        Certificates
                         ------------        ------------

J.P. Morgan               $91,993,000.00      $4,792,000.00
Securities Inc.


Donaldson, Lufkin &        91,950,000.00       4,700,000.00
Jenrette Securities
Corporation


Goldman Sachs & Co.         91,950,000.00       4,700,000.00


Salomon Brothers Inc        91,950,000.00       4,700,000.00
                            -------------       ------------

Total                     $367,843,000.00     $18,892,000.00
                          ===============     ==============